                                                                    EXHIBIT 12.1

                FRIENDLY ICE CREAM CORPORATION AND SUBSIDIARIES
         SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                                                                           SIX MONTHS ENDED
                                                                                                     ----------------------------
                                                1992       1993       1994       1995       1996     JUNE 30, 1996  JUNE 29, 1997
                                              ---------  ---------  ---------  ---------  ---------  -------------  -------------
Earnings

  Income (loss) before (provision for)
    benefit from income taxes and cumulative
    effect of changes in accounting
    principles..............................  $ (12,121) $ (30,670) $  (8,597) $ (25,234) $ (13,640)   $ (14,180)     $  (7,864)

  Interest and amortization of deferred
    finance costs...........................     37,630     38,786     45,467     41,904     44,141       22,138         22,238

  Implicit rental interest expense..........      4,986      5,171      5,590      5,729      5,990        2,924          2,937
                                              ---------  ---------  ---------  ---------  ---------  -------------  -------------

    Total earnings..........................     30,495     13,287     42,460     22,399     36,491       10,882         17,311
                                              ---------  ---------  ---------  ---------  ---------  -------------  -------------

Fixed Charges

  Interest and amortization of deferred
    finance costs...........................     37,630     38,786     45,467     41,904     44,141       22,138         22,238

  Capitalized interest......................        128        156        176         62         49           35             17

  Implicit rental interest expense..........      4,986      5,171      5,590      5,729      5,990        2,924          2,937
                                              ---------  ---------  ---------  ---------  ---------  -------------  -------------

    Total fixed charges.....................     42,744     44,113     51,233     47,695     50,180       25,097         25,192
                                              ---------  ---------  ---------  ---------  ---------  -------------  -------------

Earnings insufficient to cover fixed
  charges...................................  $  12,249  $  30,826  $   8,773  $  25,296  $  13,689    $  14,215      $   7,881
                                              ---------  ---------  ---------  ---------  ---------  -------------  -------------
                                              ---------  ---------  ---------  ---------  ---------  -------------  -------------

Pro forma data (a):

Earnings

  Income (loss) before (provision for)
    benefit from income taxes and cumulative
    effect of changes in accounting
    principles..............................                                              $   3,284                   $     218

  Interest and amortization of deferred
    finance costs...........................                                                 28,163                      14,156

  Implicit rental interest expense..........                                                  5,990                       2,937
                                                                                          ---------                 -------------

    Total earnings..........................                                                 37,437                      17,311
                                                                                          ---------                 -------------

Fixed Charges

  Interest and amortization of deferred
    finance costs...........................                                                 28,163                      14,156

  Capitalized interest......................                                                     49                          17

  Implicit rental interest expense..........                                                  5,990                       2,937
                                                                                          ---------                 -------------

    Total fixed charges.....................                                                 34,202                      17,110
                                                                                          ---------                 -------------

Earnings sufficient to cover fixed
  charges...................................                                              $   3,235                   $     201
                                                                                          ---------                 -------------
                                                                                          ---------                 -------------

Ratio of earnings to fixed charges..........                                                   1.1x                        1.0x
                                                                                          ---------                 -------------
                                                                                          ---------                 -------------

                                               TWELVE MONTHS
                                                   ENDED
                                               JUNE 29, 1997
                                              ---------------
Earnings
  Income (loss) before (provision for)
    benefit from income taxes and cumulative
    effect of changes in accounting
    principles..............................     $  (7,324)
  Interest and amortization of deferred
    finance costs...........................        44,241
  Implicit rental interest expense..........         6,003
                                                   -------
    Total earnings..........................        42,490
                                                   -------
Fixed Charges
  Interest and amortization of deferred
    finance costs...........................        44,241
  Capitalized interest......................            31
  Implicit rental interest expense..........         6,003
                                                   -------
    Total fixed charges.....................        50,275
                                                   -------
Earnings insufficient to cover fixed
  charges...................................     $   7,355
                                                   -------
                                                   -------
Pro forma data (a):
Earnings
  Income (loss) before (provision for)
    benefit from income taxes and cumulative
    effect of changes in accounting
    principles..............................     $   9,164
  Interest and amortization of deferred
    finance costs...........................        28,226
  Implicit rental interest expense..........         6,003
                                                   -------
    Total earnings..........................        43,393
                                                   -------
Fixed Charges
  Interest and amortization of deferred
    finance costs...........................        28,226
  Capitalized interest......................            31
  Implicit rental interest expense..........         6,003
                                                   -------
    Total fixed charges.....................        34,260
                                                   -------
Earnings sufficient to cover fixed
  charges...................................     $   9,133
                                                   -------
                                                   -------
Ratio of earnings to fixed charges..........          1.3x
                                                   -------
                                                   -------

------------------------------

(a) As adjusted to give effect to the Recapitalization and the change in accounting principle for pensions. See Note 10 of Notes to Consolidated Financial Statements.